As Filed with the Securities and Exchange Commission on July 15, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THE DESCARTES SYSTEMS GROUP INC.
(Exact name of Registrant as specified in its charter)
N/A
(Translation of Registrant’s name into English (if applicable))
Canada
(Province or other jurisdiction of incorporation or organization)
N/A
(Primary Standard Industrial Classification Code Number (if applicable))
N/A
(I.R.S. Employer Identification Number (if applicable))
120 Randall Drive
Waterloo, Ontario, Canada N2V 1C6
Tel: (519) 746-8110
(Address and telephone number of Registrant’s principal executive offices)
Descartes Systems (USA) LLC
Powers Ferry Business Park
2030 Powers Ferry Road SE
Suite 350
Atlanta, GA 30339-5066
Tel: (678) 247-0400
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court West Toronto, Ontario, Canada M5L 1A9 (416) 863-2400	Laurie A. Cerveny, Esq. Morgan, Lewis & Bockius LLP One Federal Street Boston, Massachusetts 02110 (617) 341-7700
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))
It is proposed that this filing shall become effective (check appropriate box):
A.   ☒
Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☐
At some future date (check the appropriate box below):

1.   ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
This short form prospectus has been filed under legislation in all provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available or has been obtained. This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form prospectus from documents filed with the United States Securities and Exchange Commission and with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of The Descartes Systems Group Inc. at 120 Randall Drive, Waterloo, Ontario, N2V 1C6, telephone (519) 746-8110 and are also available electronically at www.sec.gov/edgar.shtml or www.sedarplus.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	July 15, 2024
THE DESCARTES SYSTEMS GROUP INC.
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
The Descartes Systems Group Inc. (“Descartes”, “we”, “us”, “our” or the “Company”) may from time to time offer and issue the following securities: (i) common shares (the “Common Shares”); (ii) preferred shares (the
(continued on next page)

(continued from cover)
“Preferred Shares”); (iii) senior or subordinated unsecured debt securities (collectively, the “Debt Securities”); (iv) subscription receipts (the “Subscription Receipts”); (v) warrants (the “Warrants”); and (vi) securities comprised of more than one of the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (the “Units”), during the 25-month period that this short form base shelf prospectus, including any amendments thereto (this “Prospectus”), remains valid. The Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more shelf prospectus supplements (each a “Prospectus Supplement”) to be incorporated by reference in this Prospectus for the purpose of such offering. Certain current or future holders of Common Shares (“Selling Securityholders”) may also offer and sell Common Shares pursuant to this Prospectus.
As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined herein). See “Reliance on Exemptions for Well-Known Seasoned Issuers”. All shelf information not included in this Prospectus, including as permitted under the WKSI Blanket Orders, will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available or has been obtained.
The specific terms of the Securities will be set forth in the applicable Prospectus Supplement and may include, where applicable: (A) in the case of Common Shares, (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms; (B) in the case of Preferred Shares, (i) the offering price of the Preferred Shares (in the event that the offering is a fixed price distribution); (ii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iii) the title and designation of the number of shares of the series of Preferred Shares; (iv) the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate; (v) any conversion or exchange features or rights; (vi) whether the Preferred Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights; (vii) any liquidation rights; (viii) any sinking fund provisions; (ix) any voting rights; (x) whether the Preferred Shares will be issued in fully registered or “book-entry only” form; (xi) any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; (xii) any risk factors associated with the Preferred Shares; (xiii) whether the Preferred Shares will be listed on any securities exchange; and (xiv) any other material specific terms; (C) in the case of Debt Securities, (i) the designation, aggregate principal amount and authorized denominations of the Debt Securities; (ii) the percentage of the principal amount at which the Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates per annum at which the Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (v) the dates on which such interest will be payable and the record dates for such payments; (vi) the Trustee (as defined herein) under the Trust Indenture (as defined herein) pursuant to which the Debt Securities are to be issued; (vii) any redemption term or terms under which the Debt Securities may be defeased; (viii) whether the Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any exchange or conversion terms; (x) any sinking or purchase fund provisions; (xi) any risk factors associated with the Debt Securities; (xii) whether the Debt Securities will be listed on any securities exchange; and (xiii) any other material specific terms; (D) in the case of Subscription Receipts, (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities or other securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities or other securities; (v) the number of underlying Securities or other securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities or other securities; (vii) whether the Subscription Receipts and underlying Securities or other
(continued on next page)

(continued from cover)
securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities or other securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities or other securities; and (xi) any other material specific terms; (E) in the case of Warrants, (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms; and (F) in the case of Units, (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms. Since a Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus, in all cases an investor should rely on the information in the applicable Prospectus Supplement where it differs from information in this Prospectus.
This Prospectus does not qualify for issuance asset-backed securities (as such terms are defined under applicable Canadian securities laws) or debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance debt securities, including debt securities convertible into other Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.
The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the stock symbol “DSG” and listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “DSGX”. On July 12, 2024, the last trading day prior to the date of this Prospectus, the closing price of Common Shares on the TSX was C$137.76 per Common Share and on Nasdaq was US$101.07 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange and there may be no market through which these Securities may be sold and purchasers may not be able to resell any Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors” as well as the “Risk Factors” section of the applicable Prospectus Supplement.
The Securities may be sold to or through underwriters or dealers purchasing as principals, by the Company or, in the case of Common Shares, by the Company and/or the Selling Securityholders or to one or more purchasers, directly or through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in National
(continued on next page)

(continued from cover)
Instrument 44-102 — Shelf Distributions (“NI 44-102”), including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities), prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. See “Plan of Distribution”. Each Prospectus Supplement will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Securityholders) and each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company or, in the case of Common Shares, to the Company and/or the Selling Securityholders, as the case may be, and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, any offering of the Securities is subject to having certain legal matters passed upon by Blake, Cassels & Graydon LLP and Morgan, Lewis & Bockius LLP on behalf of the Company and/or the Selling Securityholders.
In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement and other than an offering by way of sales deemed to be an “at-the-market distribution”), the underwriters, dealers or agents may, subject to any applicable securities legislation, over-allocate or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.
The Descartes Systems Group Inc.’s head office and registered office is located at 120 Randall Drive, Waterloo, Ontario, N2V 1C6 and our general corporate phone number is (519) 746-8110.
We are permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the United States (“U.S.”), to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the U.S.
The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). Accordingly, the presentation of consolidated financial statements may vary in a material way from consolidated financial statements prepared in accordance with International Financial Reporting Standards.
You should be aware that the acquisition of the Securities described herein may have tax consequences both in the U.S. and in Canada. Such tax consequences for investors who are residents in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.
Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in this Prospectus may be residents of Canada and that all or a substantial portion of our assets and the assets of such persons are located outside the U.S.
Messrs. Dennis Maple, Chris Muntwyler and John J. Walker, three of the Company’s directors, as well as Mr. Edward J. Ryan, the Chief Executive Officer and a director of the Company, reside outside of Canada and each has appointed The Descartes Systems Group Inc., 120 Randall Drive, Waterloo, Ontario, N2V 1C6, as agent for service of process. Purchasers of any Securities are advised that it may not be possible to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process. See “Service of Process and Enforceability of Civil Liabilities”.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Except as noted, all dollar amounts are expressed in U.S. Dollars. All references to “US$” are to U.S. Dollars and all references to “C$” are to Canadian Dollars.

CAUTION REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS
Certain statements made in this Prospectus, including the documents incorporated by reference herein, contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements are presented for the purpose of assisting the Company’s securityholders in understanding management’s views regarding those future outcomes and may not be appropriate for other purposes. When used in this Prospectus, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “seek”, “propose”, “estimate”, “expect”, and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Specific forward-looking statements in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: statements relating to business trends; the basis for any future growth and for our financial performance, including potential variances from period to period; our assessment of the potential impact of geopolitical events, such as the ongoing conflict between Russia and Ukraine (the “Russia-Ukraine Conflict”), and between Israel and Hamas (“Israel-Hamas Conflict”), or other potentially catastrophic events, such as the COVID-19 virus (the “Pandemic”); results of operations and financial condition; our expectations regarding the cyclical nature of our business; mix of revenues and potential variances from period to period; our plans to focus on generating services revenues to continue to allow customers to elect to license technology in lieu of subscribing to services; our expectations on losses of revenues and customers; our baseline calibrations; our ability to keep our operating expenses at a level below our baseline revenues; our future business plans and business planning process; allocation of purchase price for completed acquisitions; our expectations regarding future restructuring charges and cost-reduction activities; expenses, including amortization of intangible assets and stock-based compensation; goodwill impairment tests and the possibility of future impairment adjustments; capital expenditures; acquisition-related costs, including the potential for further performance-based contingent consideration; our liability with respect to various claims and suits arising in the ordinary course; our intention to actively explore future business combinations and other strategic transactions; our liability under indemnification obligations; our reinvestment of earnings of subsidiaries back into such subsidiaries; our dividend policy; the sufficiency of capital to meet working capital, capital expenditure, and debt repayment requirements and our anticipated growth strategy; our ability to raise capital; our adoption of certain accounting standards; matters concerning potential at-the-market offerings; provisions of any Trust Indenture or Debt Securities; the creation and issuance of Preferred Shares; and other matters related to the foregoing.
The forward-looking statements contained herein are based on certain assumptions including the following: our ability to successfully identify and execute on acquisitions and to integrate acquired businesses and assets, and to predict expenses associated with and revenues from acquisitions; our ability to avoid the impact of network failures, information security breaches or other cyber-security threats; the absence of any significant disruptions in the movement of freight and a decline in shipment volumes including as a result of the Russia-Ukraine Conflict, the Israel-Hamas Conflict, or the Pandemic or other contagious illness outbreaks; the absence of any significant deterioration of general economic conditions or instability in the financial markets accompanied by a decrease in spending by our customers; global shipment volumes continuing to increase at levels consistent with the average growth rates of the global economy; countries continuing to implement and enforce existing and additional customs and security regulations relating to the provision of electronic information for imports and exports; countries continuing to implement and enforce existing and additional trade restrictions and sanctioned party lists with respect to doing business with certain countries, organizations, entities and individuals; our continued operation of a secure and reliable business network; the continued availability of the data and content that is utilized in the delivery of services made available over our network; the relative stability of currency exchange rates and interest rates; equity and debt markets continuing to provide us with access to capital; our ability to develop solutions that keep pace with the continuing changes in technology; and our continued compliance with third party intellectual property rights. While management believes these assumptions to have been reasonable on the date of the forward-looking statements, they may prove to be inaccurate.
Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors beyond the Company’s ability to control or predict, that may cause the actual results, performance or achievements of the Company, or developments in the Company’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Some of the risks and other factors, some of which are beyond the

Company’s control, which could cause results to differ materially from those expressed in the forward-looking statements and information contained in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: the impact of the Russia-Ukraine Conflict, the Israel-Hamas Conflict and the Pandemic on industry and market conditions; difficulties identifying, successfully integrating or maintaining or growing acquired businesses; failure to identify certain risks in connection with investments in acquisitions and other business initiatives; general global economic conditions which may affect our results of operations and financial condition; our existing customers might cancel contracts with us, fail to renew contracts on their renewal dates, and/or fail to purchase additional services and products and we may be unable to attract new customers; we may be unable to continue to innovate and to create new solutions and enhancements to our existing products; we may not remain competitive, and competition may increase; alternative sources for trade data may emerge or there may be increased adoption of such alternative sources; changes in the value of the U.S. Dollar, as compared to the currencies of other countries where we transact business, could harm our operating results and financial conditions; system or network failures or information security breaches in connection with our services and products, and those of third parties on which we rely, could reduce our sales, impair our reputations, increase costs or result in liability claims, and seriously harm our business; failure to attract and retain key personnel would adversely affect our ability to develop and effectively manage our business; changes in government filing requirements for global trade may adversely impact our business; disruptions in the movement of freight could negatively affect our revenues; our Common Share price has in the past been volatile and may also be volatile in the future; the fact that the market for Securities may be volatile and subject to wide fluctuations in response to numerous factors; we may need additional capital in the future and may be unable to obtain it or to obtain it on favorable terms; as we increase our international operations, we increase our exposure to international business risks; and there is currently no trading market for any Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units that may be offered pursuant to this Prospectus.
This is not an exhaustive list of the factors that may affect any of the Company’s forward-looking statements. Some of these and other factors are discussed in more detail in the section entitled “Certain Factors That May Affect Future Results” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report to the Shareholders for the fiscal year ended January 31, 2024 and management’s discussion and analysis of the Company for the three months ended April 30, 2024. Investors and others should carefully consider these and other factors and not place undue reliance on the forward-looking statements. Further information regarding these and other risk factors is included in the Company’s public filings with provincial securities regulatory authorities which can be found under the Company’s profile on the System for Electronic Data Analysis and Retrieval (“SEDAR+”) website at www.sedarplus.com and with the U.S. Securities and Exchange Commission (the “SEC”) which can be found on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) website at www.sec.gov/edgar.shtml.
The forward-looking statements contained in this Prospectus represent the Company’s views only as of the date such statements were made. Forward-looking statements contained in this Prospectus are based on management’s plans, estimates, projections, beliefs and opinions as at the time such statements were made and the assumptions related to these plans, estimates, projections, beliefs and opinions may change. Although the Company believes that the expectations reflected in the forward-looking statements were reasonable at the time such statements were made, there can be no assurance that such expectations will prove to be correct. The Company cannot guarantee future results, levels of activity, performance or achievements and actual results or developments may differ materially from those contemplated by the forward-looking statements. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company does not undertake to update any forward-looking statements, except to the extent required by applicable securities laws.
DOCUMENTS INCORPORATED BY REFERENCE
The following documents filed with the SEC in the U.S. and with the securities commissions or similar authorities in each of the provinces of Canada, as applicable, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)
the Company’s annual information form dated April 22, 2024 for the fiscal year ended January 31,

2024, filed with Canadian securities regulators on April 22, 2024 and with the SEC as Exhibit 99.1 to the Company’s Form 40-F filed on April 22, 2024;
(b)
the audited annual consolidated financial statements of the Company as at and for the fiscal year ended January 31, 2024 together with the notes thereto and the reports of the independent registered public accounting firm thereon, filed with Canadian securities regulators on March 6, 2024 and with the SEC as Exhibit 99.2 to the Company’s Form 40-F filed on April 22, 2024;

(c)
management’s discussion and analysis of the Company for the fiscal year ended January 31, 2024, filed with Canadian securities regulators on March 6, 2024 and with the SEC as Exhibit 99.3 to the Company’s Form 40-F filed on April 22, 2024;

(d)
the management information circular dated May 1, 2024 with respect to the annual meeting of shareholders of the Company held on June 13, 2024, filed with Canadian securities regulators on May 6, 2024 and with the SEC as Exhibit 99.1 to the Company’s Form 6-K filed on May 6, 2024;

(e)
the unaudited interim condensed consolidated financial statements of the Company for the three months ended April 30, 2024 together with the notes thereto, contained in the Quarterly Report to Shareholders issued May 29, 2024, filed with Canadian securities regulators on May 29, 2024 and with the SEC as Exhibit 99.2 to the Company’s Form 6-K filed on May 30, 2024; and

(f)
management’s discussion and analysis of the Company for the three months ended April 30, 2024, contained in the Quarterly Report to Shareholders issued May 29, 2024, filed with Canadian securities regulators on May 29, 2024 and with the SEC as Exhibit 99.2 to the Company’s Form 6-K filed on May 30, 2024.

All documents of the Company of the type described in Section 11.1(1) of Form 44-101F1 — Short Form Prospectus to National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”), if filed by the Company with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and during the term of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, if and to the extent expressly provided therein.
Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.
A Prospectus Supplement containing the specific terms in respect of any Securities and the offering thereof will be delivered (except in cases where an exemption from such delivery requirements has been obtained), together with this Prospectus, to purchasers of such Securities and will be deemed to be incorporated into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement, but only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.
Any statement contained herein, including any document (or part of a document) incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other currently or subsequently filed document (or part of a document) that is later dated and also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
Upon a new interim financial report and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management’s discussion and analysis of the Company and the previous interim financial report and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company’s financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
THE DESCARTES SYSTEMS GROUP INC.
Descartes was continued under the Canada Business Corporations Act on July 5, 2006. On July 31, 2006, Descartes was amalgamated under the Canada Business Corporations Act pursuant to an amalgamation between Descartes and ViaSafe Inc. On February 1, 2010, Descartes was amalgamated under the Canada Business Corporations Act pursuant to an amalgamation between Descartes and Scancode Systems Inc. On February 1, 2010, Descartes was amalgamated under the Canada Business Corporations Act pursuant to an amalgamation between Descartes and 7322267 Canada Inc. On February 1, 2012, Descartes was amalgamated under the Canada Business Corporations Act pursuant to an amalgamation between Descartes and 882976 Ontario Inc. On March 31, 2021, Descartes was amalgamated under the Canada Business Corporations Act pursuant to an amalgamation between Descartes and PinPoint GPS Solutions Inc.
We beneficially own, control and/or direct 100% of all voting, share or membership interests in our material subsidiaries. Our material subsidiaries, determined as at January 31, 2024, are as follows:
•
12268761 Canada Inc., a Canadian subsidiary;

•
Descartes GroundCloud, Inc., a Florida subsidiary;

•
Descartes Systems UK Limited, a United Kingdom subsidiary;

•
Descartes Systems (USA) LLC, a Delaware subsidiary;

•
Descartes Visual Compliance (USA) LLC, a Delaware subsidiary;

•
MacroPoint, LLC, an Ohio subsidiary;

•
XPS Ship, LLC, a Utah subsidiary; and

•
XPS Technologies, LLC, a Utah subsidiary.

SUMMARY DESCRIPTION OF THE BUSINESS
We bring together networks, applications, global trade content, and collaborative multi-modal logistics communities in ways that improve the productivity, performance, safety and security of logistics and supply chain operations. Customers use our modular, cloud-based technology and data content solutions to route, schedule, track, train and measure delivery resources; plan, allocate and execute shipments; rate, audit and pay transportation invoices; access and analyze global trade data; research and perform trade tariff and duty calculations; file customs and security documents for imports and exports; comply with trade regulations, and complete numerous other logistics processes. Our pricing model provides our customers with flexibility in purchasing our solutions either on a subscription, transactional or perpetual license basis. We also occasionally act as a reseller of hardware devices from third party suppliers which are used by our customers in connection with their transportation and logistics operations and which provide data that may be relevant to our cloud-based solutions. Our primary focus is on serving transportation providers (air, ocean and truck modes), logistics service providers (including third party logistics providers, freight forwarders, freight brokers, and customs brokers) and manufacturers, retailers, distributors, and business service providers. For these organizations, logistics is either a key or a defining part of their own product or service offering, or for which our solutions can provide an opportunity to reduce costs, improve service levels or support growth by optimizing the use of assets and information.
RECENT DEVELOPMENTS
Consistent with past practice and in the normal course, the Company may have outstanding non-binding letters of intent and/or conditional agreements or may otherwise be engaged in discussions with respect to possible acquisitions and/or investments which may or may not be material. However, there can be no assurance that any of these letters, agreements and/or discussions will result in an acquisition or investment and, if they do, what the final terms or timing of any acquisition or investment would be. The Company expects to continue to actively pursue acquisition and investment opportunities during the period that this Prospectus remains valid.
DESCRIPTION OF SHARE CAPITAL
The Company’s authorized share capital consists of an unlimited number of Common Shares. As of July 12, 2024, the last trading day prior to the date of this Prospectus, there were 85,477,693 Common Shares issued and outstanding. The Common Shares are listed on the TSX under the symbol “DSG” and listed on Nasdaq under the symbol “DSGX”.
DESCRIPTION OF COMMON SHARES
Each Common Share entitles the holder to: (i) one vote at all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote); (ii) receive, subject to the rights of the holders of another class of shares, any dividend declared by the Company; and (iii) receive, subject to the rights of the holders of another class of shares, the remaining property of the Company on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Any Prospectus Supplement for Common Shares will set forth the terms and other information with respect to the Common Shares being offered thereby, including: (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms.
DESCRIPTION OF PREFERRED SHARES
As of the date of this Prospectus, the Company is not authorized to issue Preferred Shares in the capital of the Company and, as such, there are no Preferred Shares of the Company issued and outstanding. Any issuance of Preferred Shares by the Company would require an amendment to the Company’s then-current constating documents, which amendment would require shareholder approval. In the event that such shareholder approval was obtained, the constating documents were amended by the Company’s board of directors and the board of directors determined that the offering of Preferred Shares was in the best interests of the Company, the applicable Prospectus Supplement in connection with such offering will set forth the material attributes and characteristics of the Preferred Shares, as well as: (i) the offering price of the Preferred Shares (in the event that the offering is a fixed price distribution); (ii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iii) the title and designation of the number of shares of the series of Preferred Shares; (iv) the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate; (v) any conversion or exchange features or rights; (vi) whether the Preferred Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights; (vii) any liquidation rights; (viii) any sinking fund provisions; (ix) any voting rights; (x) whether the Preferred Shares will be issued in fully registered or “book-entry only” form; (xi) any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; (xii) any risk factors associated with the Preferred Shares; (xiii) whether the Preferred Shares will be listed on any securities exchange; and (xiv) any other material specific terms.
DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to those Debt Securities, will be described in such Prospectus Supplement. The following description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable indenture and, if applicable, collateral arrangements relating to such Debt Securities.
The Debt Securities will be direct unsecured obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Company. The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Company.
The Debt Securities will be issued under one or more indentures between the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee and one or more other trustees or co-trustees (each, a “Trustee”), as supplemented and amended from time to time (each, a “Trust Indenture” and, collectively, the “Trust Indentures”). The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.
Any Prospectus Supplement for Debt Securities will set forth the terms and other information with respect to the Debt Securities being offered thereby, and may include, where applicable: (i) the designation, aggregate principal amount and authorized denominations of the Debt Securities; (ii) the percentage of the principal amount at which the Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates per annum at which the Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (v) the dates on which such interest will be payable and the record dates for such payments; (vi) the Trustee under the Trust Indenture pursuant to which the Debt Securities are to be issued; (vii) any redemption term or terms under which the Debt Securities may be defeased; (viii) whether the Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any exchange or conversion terms; (x) any sinking or purchase fund provisions; (xi) any risk factors associated with the Debt Securities; (xii) whether the Debt Securities will be listed on any securities exchange; and (xiii) any other material specific terms.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.
The Subscription Receipts will be issued under one or more subscription receipt agreements.
Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities or other securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities or other securities; (v) the number of underlying Securities or other securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities or other securities; (vii) whether the Subscription Receipts and underlying Securities or other securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities or other securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities or other securities; and (xi) any other material specific terms.
DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement or indenture and, if applicable, collateral arrangements relating to such Warrants.
The Company may issue Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares or other securities of the Company. Warrants will be issued under one or more warrant agreements or indentures between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.
Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.
DESCRIPTION OF UNITS
The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.

The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading prices and volume of the Securities will be provided, to the extent required, in each Prospectus Supplement.
CAPITALIZATION
There have been no material changes in the Company’s share or loan capital on a consolidated basis since April 30, 2024, being the date on which the Company’s most recently completed interim financial period ended which have not been disclosed in this Prospectus or in the documents incorporated by reference herein.
PRIOR SALES
Prior sales of the Securities will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
The use of proceeds of the sale of each issuance of Securities will be described in the Prospectus Supplement relating to the specific issuance of Securities. The Company will not receive any proceeds from any sale of Common Shares by the Selling Securityholders.
PLAN OF DISTRIBUTION
The Securities may be sold (i) to or through underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers, or (iii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities), prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement for any of the Securities being offered thereby will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Securityholders) and will set forth the method of distribution and the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to, and the portion of expenses borne by, the Company and/or the Selling Securityholders, as applicable, from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.
If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.
The Securities may also be sold (i) directly by the Company and/or, in the case of Common Shares, the Selling Securityholders at such prices and upon such terms as agreed to by the Company and/or the Selling Securityholders, as applicable, and the purchaser or (ii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. Any agent involved in the offering and sale of the Securities will be named, and any commissions payable by the Company and/or the Selling Securityholders, as applicable, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.
The Company and/or the Selling Securityholders, as applicable, may agree to pay any underwriters used in the sale of Securities a commission for various services relating to the issue and sale of any Securities. Any such commission payable by the Company will be paid out of the general corporate funds of the Company. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the Selling Securityholders to indemnification by the Company and/or the Selling Securityholders, as applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement and other than an offering by way of sales deemed to be an “at-the-market distribution”), the underwriters, dealers or agents may, subject to any applicable securities legislation, over-allocate or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
SELLING SECURITYHOLDERS
Common Shares may be sold under this Prospectus by way of secondary offering by Selling Securityholders. No Selling Securityholder may distribute Common Shares pursuant to an “at-the-market distribution” in Canada. The Prospectus Supplement for or including any offering of Common Shares by Selling Securityholders will include the following information, to the extent required by applicable securities laws:
•
the names of the Selling Securityholders;

•
the number or amount of Common Shares owned, controlled or directed by each Selling Securityholder;

•
the number or amount of Common Shares being distributed for the account of each Selling Securityholder;

•
the number or amount of Common Shares to be owned by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the outstanding Common Shares;

•
whether the Common Shares are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

•
the date or dates the Selling Securityholder acquired the Common Shares;

•
if the Selling Securityholder acquired any Common Shares in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the securityholder in the aggregate and on an average cost per security basis; and

•
if the Selling Securityholder is an associate or affiliate of another person or company named as a principal holder of voting securities in the Company’s information circular, the material facts of the relationship.

RISK FACTORS
Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factor listed below and risks described in the documents incorporated by reference in this Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the Company’s then-current annual information form, as well as the Company’s then-current annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.
No Market for the Securities, other than the Common Shares
There is currently no trading market for any Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, the market price of the Company’s other securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.
The applicable Prospectus Supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).
LEGAL MATTERS
Unless otherwise specified in a Prospectus Supplement, certain legal matters in connection with offered Securities will be passed upon by Blake, Cassels & Graydon LLP with respect to matters of Canadian law and Morgan, Lewis & Bockius LLP with respect to matters of U.S. law, in each case on behalf of the Company and/or the Selling Securityholders.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The Company’s external auditors are KPMG LLP, Independent Registered Public Accounting Firm, located at Vaughan Metropolitan Centre, 100 New Park Place, Suite 1400, Vaughan, ON, L4K 0J3.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. located at its principal offices in Toronto, Ontario.
INTEREST OF EXPERTS
KPMG LLP, as auditors of the Company, have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.
WELL-KNOWN SEASONED ISSUERS
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including Ontario Instrument 44-501 — Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces of Canada, collectively, the “WKSI Blanket Orders”) which came into force on January 4, 2022. This Prospectus has been filed by the Company in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
EXEMPTIONS
Pursuant to a decision of the Autorité des marchés financiers dated July 12, 2024, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) as well as the documents incorporated by reference therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS
Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Notwithstanding the foregoing, in certain cases, the Company may be exempt from the prospectus delivery requirements.
In addition, original purchasers of convertible or exchangeable Preferred Shares, Subscription Receipts, Warrants (unless the Warrants are reasonably regarded by the Company as incidental to the applicable offering as a whole) or convertible or exchangeable Debt Securities (or Units comprised partly thereof) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible or exchangeable Preferred Share, Subscription Receipt, Warrant or the convertible or exchangeable Debt Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for, including the amount paid, if any, upon conversion, exchange or exercise of, the applicable convertible, exchangeable or exercisable security upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus.
However, purchasers of Securities distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus and any amendment relating to the Securities purchased by such purchaser because the Prospectus and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered to such purchaser, as permitted under Part 9 of NI 44-102. In addition, any remedies under securities legislation that a purchaser of Securities distributed under an “at-the-market distribution” by the Company may have against the Company or its underwriters for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus and any amendment relating to Securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above.
In an offering of convertible or exchangeable Preferred Shares, Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which convertible or exchangeable Preferred Shares, Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised partly thereof) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Canadian company. Some of our directors and executive officers live outside the U.S. Some of the assets of our directors and executive officers and some of our assets are located outside the U.S. As a result, it may be difficult or impossible to serve process on us or on such persons in the U.S. or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the U.S. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.
WHERE TO FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
We file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada under our profile on SEDAR+ at www.sedarplus.com. You may read and download any document we have filed with the SEC on EDGAR at www.sec.gov/edgar.shtml. We maintain a website at www.descartes.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

CERTIFICATE OF THE DESCARTES SYSTEMS GROUP INC.
Dated: July 15, 2024
This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada.
(signed) “Edward J. Ryan”	(signed) “Allan Brett”
Chief Executive Officer	Chief Financial Officer
On behalf of the Board of Directors
(signed) “Eric Demirian” Director	(signed) “John J. Walker” Director
C-1

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed with the SEC as part of the registration statement of which this Prospectus is a part: (i) the documents referred to under “Documents Incorporated By Reference”; (ii) the consent of KPMG LLP, Independent Registered Public Accounting Firm; and (iii) powers of attorney from directors and officers of the Registrant.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification
Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done.
The CBCA also provides that the Registrant may advance monies to such an individual for the costs, charges and expenses of such a proceeding, provided that, such individual must repay the monies advanced if the individual does not fulfill the conditions in the following paragraph. The CBCA also provides that the Registrant may, with the approval of a court, indemnify such an individual or advance monies against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request.
However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:
•
acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws provide that the Registrant will indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer (or an individual acting in a similar capacity) of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.
The Registrant’s by-laws provide that the Registrant may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. That person must repay the monies if the person does not fulfill the conditions in the following paragraph.
The Registrant’s by-laws provide that the Registrant will not indemnify a person referred to above unless the person: (a) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the person acted as a director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the person’s conduct was lawful.
The Registrant’s by-laws provide that the Registrant also has the right to indemnify a person referred to above in such other circumstances as the CBCA or law permits or requires. The Registrant’s by-laws do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the Registrant’s by-laws.
Subject to the CBCA, the Registrant may purchase and maintain insurance for the benefit of any individual referred to above as the board of directors of the Registrant may from time to time determine.

The Registrant has purchased and maintains such an insurance policy. The Registrant has entered into standard indemnification agreements with its directors and executive officers.
Under agreements which may be entered into by the Registrant, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by Registrant against certain liabilities, including liabilities arising out of any misrepresentation in this Registration Statement and the documents incorporated by reference herein, other than liabilities arising out of any misrepresentation made by underwriters, dealers or agents who participate in the offering of the Securities.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Exhibits
Exhibit Number	Description
4.1*
Annual Information Form of the Registrant dated April 22, 2024 for the year ended January 31, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2024, as filed with the SEC on April 22, 2024 (File No. 000-29970)).

4.2*
Audited annual consolidated financial statements for the year ended January 31, 2024 together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2024, as filed with the SEC on April 22, 2024 (File No. 000-29970)).

4.3*
Management’s discussion and analysis of financial condition and results of operations for the year ended January 31, 2024 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2024, as filed with the SEC on April 22, 2024 (File No. 000-29970)).

4.4*
Management Information Circular of the Registrant dated May 1, 2024 prepared in connection with the Registrant’s Annual Meeting of Shareholders held on June 13, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, as filed with the SEC on May 6, 2024 (File No. 000-29970)).

4.5*
Unaudited interim condensed consolidated financial statements for the three months ended April 30, 2024 together with the notes thereto (incorporated by reference to the Registrant’s Quarterly Report to Shareholders filed as Exhibit 99.2 to the Registrant’s Form 6-K, as filed with the SEC on May 30, 2024 (File No. 000-29970)).

4.6*
Management’s discussion and analysis of financial condition and results of operations for the three months ended April 30, 2024 (incorporated by reference to the Registrant’s Quarterly Report to Shareholders filed as Exhibit 99.2 to the Registrant’s Form 6-K, as filed with the SEC on May 30, 2024 (File No. 000-29970)).

5.1	Consent of KPMG LLP.
6.1	Powers of Attorney (contained on the signature page of this Registration Statement on Form F-10).
107	Filing Fee Table.

*
Previously filed with or furnished to the SEC.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
At the time of filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Province of Ontario, Canada, on July 15, 2024.
THE DESCARTES SYSTEMS GROUP INC.
/s/ J. Scott Pagan

Name:
J. Scott Pagan

Title:
President and Chief Operating Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Ryan, Chief Executive Officer, J. Scott Pagan, President and Chief Operating Officer, and Peter V. Nguyen, SVP Legal, General Counsel and Corporate Secretary of The Descartes Systems Group Inc., or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Edward J. Ryan Edward J. Ryan	Chief Executive Officer, Director (principal executive officer)	July 15, 2024
/s/ Allan Brett Allan Brett	Chief Financial Officer (principal financial and accounting officer)	July 15, 2024
/s/ Eric Demirian Eric Demirian	Director	July 15, 2024
/s/ Deepak Chopra Deepak Chopra	Director	July 15, 2024
/s/ Deborah Close Deborah Close	Director	July 15, 2024
/s/ Sandra Hanington Sandra Hanington	Director	July 15, 2024

Signature	Title	Date
/s/ Kelley Irwin Kelley Irwin	Director	July 15, 2024
/s/ Dennis Maple Dennis Maple	Director	July 15, 2024
/s/ Chris Muntwyler Chris Muntwyler	Director	July 15, 2024
/s/ Jane O’Hagan Jane O’Hagan	Director	July 15, 2024
/s/ John J. Walker John J. Walker	Director	July 15, 2024

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of The Descartes Systems Group Inc. in the United States, on the 15th day of July, 2024.
DESCARTES SYSTEMS (USA) LLC
By:
Descartes U.S. Holdings, Inc.,
Sole Member

By:
/s/ Peter V. Nguyen

Name:
Peter V. Nguyen

Title:
Secretary